UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2018

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on March 31, 2018 (the “Petition Date”), FirstEnergy Solutions Corp. and all of its subsidiaries (collectively, “FES”) and FirstEnergy Nuclear Operating Company (“FENOC” and, together with FES, the “FES Debtors”), each wholly-owned subsidiaries of FirstEnergy Corp. (the “Company”), voluntarily filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Ohio in Akron (the “Bankruptcy Court”).
Also, as previously announced on April 23, 2018, following substantive negotiations, the Company and two groups of key FES creditors (collectively, the “FES Creditor Groups”) reached an agreement in principle (the “Original Agreement in Principle”) to resolve certain claims by the Company against the FES Debtors and all claims by the FES Debtors and their creditors against the Company.
Furthermore, as previously announced on August 1, 2018, after reaching the Original Agreement in Principle, the FES Debtors and the official committee of unsecured creditors (the “Unsecured Creditors Committee”), which was appointed in connection with the FES Debtors’ Chapter 11 cases, joined the settlement discussions with the Company and the FES Creditor Groups. As a result of these further negotiations, on July 31, 2018, the Company, the FES Creditor Groups, the FES Debtors and the Unsecured Creditors Committee reached an agreement in principle that amended the Original Agreement in Principle (the “Amended Agreement in Principle”).
On August 26, 2018, (i) the Company, the FES Creditor Groups, the FES Debtors and the Unsecured Creditors Committee entered into a definitive settlement agreement (the “Settlement Agreement”) and (ii) the FES Debtors filed a motion with the Bankruptcy Court seeking approval of the Settlement Agreement. The terms of the Settlement Agreement are materially consistent with the terms of the Amended Agreement in Principle. A description of the Settlement Agreement terms is set forth below.
Separation
On or prior to the date the Bankruptcy Court approves the Settlement Agreement (such approval date, if any, the “Settlement Effective Date”), the Company, along with all of its affiliates other than the FES Debtors (such non-FES Debtor affiliates, together with the Company, the “FE Non-Debtor Parties”) will enter into a separation agreement with the FES Debtors to implement the separation of the FES Debtors and their businesses from the FE Non-Debtor Parties and their businesses consistent with the terms and conditions in the Settlement Agreement. Additionally, a business separation committee will be established between the Company and the FES Debtors on or prior to the Settlement Effective Date to review and determine issues that arise in the context of the separation of the FES Debtors’ businesses from those of the Company.
Cash Payments and New Senior Notes
Under the terms of the Settlement Agreement, on the effective date of the plan or plans of reorganization of the FES Debtors under Chapter 11 of the U.S. Bankruptcy Code (the “FES Plans”) and the satisfaction or waiver of certain other conditions set forth in the Settlement Agreement (the “Plan Effective Date”), the Company will pay the FES Debtors $225 million. Furthermore, on the Plan Effective Date, the Company will issue $628 million aggregate principal amount of senior notes (the “New FE Notes”) due on December 31, 2022 to the FES Debtors. The Company will also pay the FES Debtors a cash amount equal to the difference, if any, between the principal amount of New FE Notes and the market price of such New FE Notes at issuance, as determined pursuant to a formula set forth in the Settlement Agreement (the “Upfront Payment”). The aggregate principal amount of the New FE Notes will be decreased by the amount, if any, of cash paid by the Company to the FES Debtors under the Intercompany Income Tax Allocation Agreement, dated as of January 31, 2017, by and among the Company and each of its subsidiaries, including the FES Debtors (the “Tax Allocation Agreement”), for the tax benefits related to the sale or deactivation of all or any portion of a nuclear or fossil plant owned by the FES Debtors, excluding the West Lorain Plant, prior to or on the Plan Effective Date. The New FE Notes will bear a fixed interest rate equal to the interpolated yield on U.S. Treasury securities with a term based on the Plan Effective Date and a maturity date of December 31, 2022 and be redeemable at par, plus accrued but unpaid interest, at any time after October 31, 2022 without premium or penalty. The New FE Notes will include other terms that are consistent with the Company’s 2.85% senior notes Series A, due 2022. The Company has agreed to certain registration rights provisions with respect to the New FE Notes, which may require the Company to file and keep effective one or more shelf registration statements for public offers and sales by the holders of New FE Notes and/or file one or more exchange offer registration statements and consummate a registered exchange offer of new senior notes of the Company that are substantially identical to the New FE Notes to holders of the New FE Notes. Such registration obligations are subject to “blackout” and other customary registration suspension provisions, conditions that holders of the New FE Notes provide certain information and liquidated damages provisions.
Pleasants Power Plant and Retail Book Sale Process
Allegheny Energy Supply Company LLC (“AE Supply”), a wholly-owned subsidiary of the Company, will transfer all of its right, title and interest in the 1,300 megawatt Pleasants power plant located in Willow Island, West Virginia and related assets (the “Pleasants PS”), other than the McElroy’s Run impoundment, to the FES Debtors or another entity, such as a newly formed subsidiary of an FES Debtor, or third party, as the case may be, as directed by the FES Debtors (the “Pleasants Purchaser”) while retaining certain specified liabilities (including all liabilities related to the McElroy’s Run impoundment), subject to the terms and conditions of an asset transfer agreement to be negotiated by the parties prior to December 31, 2018. Pursuant to the transfer agreement, if the sale of the Pleasants PS is not consummated before January 1, 2019, the FES Debtors will accept beneficial ownership (through a lease, cost-based power purchase agreement, or other mutually agreed upon arrangement) of the Pleasants PS as of January 1, 2019. Additionally, the Company will guarantee certain of AE Supply’s indemnity obligations to the Pleasants Purchaser under such asset transfer agreement only with respect to retained environmental liabilities and the McElroy’s Run impoundment.

The FE Non-Debtor Parties also agreed to provide reasonable cooperation and certain additional non-economic accommodations in connection with the efforts of the FES Debtors to sell certain retail power and other assets.

Tax Items
Additionally, the FE Non-Debtor Parties and the FES Debtors agreed to perform their respective obligations under the Tax Allocation Agreement for all periods or portions thereof ending on or before the Plan Effective Date. At the Plan Effective Date, the FE Non-Debtor Parties agree to (i) waive the 2017 overpayment that was due from any of the FES Debtors and reverse the purchase of net operating losses (“NOLs”) booked in the Non-Utility Money Pool Agreement, dated as of December 19, 2013, on March 16, 2018, an amount of approximately $88 million, and (ii) pay the FES Debtors the amount the FE Non-Debtor Parties would be required to pay under the Tax Allocation Agreement for the 2018 tax year, which amount will not be less than $66 million. The FE Non-Debtor Parties and the FES Debtors also agreed to enter into a new tax matters agreement (the “Tax Matters Agreement”), to be effective on the Plan Effective Date, pursuant to which the Company will agree to not take or cause to be taken any “worthless stock deduction” related to its ownership in the FES Debtors prior to the Plan Effective Date, and which will provide for the provision of certain tax-related services by the FE Non-Debtor Parties and cooperation among the parties thereto.

Shared Services
Furthermore, FirstEnergy Services Company (“FESC”), a wholly-owned subsidiary of the Company, FES and FENOC agreed to enter into an amended and restated shared services agreement (the “Shared Services Agreement”) on or before the Settlement Effective Date. The Shared Services Agreement will provide for reasonable modifications to the existing shared services agreements with FESC to reduce overall cost, as the FES Debtors no longer require, or require only reduced, services, such as legal, accounting, communications and human resources services. In addition to providing for certain notice requirements and other terms and conditions, the Shared Services Agreement will provide for a credit to the FES Debtors in an amount up to $112.5 million for certain charges incurred for services provided under existing shared services agreements from the Petition Date through December 31, 2018 and a waiver of any amount owed by the FES Debtors to the Company for amounts due under existing shared services agreements prior to the Petition Date.

Waiver of FE Non-Debtor Claims
Under the terms of the Settlement Agreement, on the Plan Effective Date, the FE Non-Debtor Parties will release any and all prepetition claims against the FES Debtors, except for any claims under the Tax Allocation Agreement for the 2018 tax year. In addition, the FE Non-Debtor Parties will also release the following postpetition claims:

•
any postpetition claim under the Credit Agreement, dated as of December 6, 2016, by and among the Company, as lender, FES, as borrower, and FirstEnergy Generation, LLC (“FG”) and FirstEnergy Nuclear Generation, LLC, as guarantors, including postpetition interest;

•	any postpetition claims related to the settlement of claims arising from the Settlement Agreement, dated May 1, 2017, by and among the Company, FG, BNSF Railway Company and CSX Transportation Inc.;

•
any postpetition claims of AE Supply against FES in respect of the Revolving Credit Note, dated June 29, 2016, by and among FES, as borrower, and AE Supply, as lender, including, without limitation, any claims for postpetition interest; and

•
any postpetition claims arising from the Company’s ownership interest in the Mansfield 2007 Trust F, including, without limitation, any tax or other indemnity claims arising from the rejection of the Mansfield Unit 1 lease documents.

In addition, on the Plan Effective Date, the FE Non-Debtor Parties agreed to waive and release all employee-related claims, whether arising prepetition, postpetition or post-Plan Effective Date, with certain exceptions as provided in the Settlement Agreement.

Release of Claims
On the Settlement Effective Date and subject to the conditions below, each of the parties to the Settlement Agreement (other than the FE Non-Debtor Parties) will release (the “Party Release”) the FE Non-Debtor Parties and each of their respective current and former officers, directors, members, shareholders, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) in their capacity as such (collectively, the “FE Released Parties”) of and from all past and present claims, liabilities and causes of action that could be asserted against any of the FE Released Parties by any of the parties to the Settlement Agreement (other than the FE Non-Debtor Parties) as of the Settlement Effective Date based on or in any way relating to, or in any manner arising from , in whole or in part, or out of (i) any FES Debtor, their businesses, or their property; (ii) any claims or causes of action against the

FE Non-Debtor Parties or their property arising in connection with any intercompany transactions or other matters arising in or related to the conduct of the FES Debtors' business; or (iii) the formulation, preparation, negotiation, dissemination, implementation, administration, or consummation of the Settlement Agreement, or other agreement or document related to the Settlement Agreement or the claims or causes of action resolved by the Settlement Agreement. However, each member of the Unsecured Creditors Committee that in its individual capacity is not a signatory to the Settlement Agreement will not be considered a party that is releasing any liability owed to it by any entity (including, but not limited to, the FE Non-Debtor Parties) and the Pleasants Purchaser, to the extent not party to the Settlement Agreement as of the Settlement Effective Date, will not be considered to have released any liability owed to it by any entity.

The Party Release shall be subject to Bankruptcy Court approval (solely with respect to the FES Debtors and the Unsecured Creditors Committee) and will be automatically revoked upon (and only upon) the termination of the Settlement Agreement.

Furthermore, the parties to the Settlement Agreement agreed that any FES Plan will include provisions that release the FE Released Parties of and from all past and present claims, liabilities and causes of action that could be asserted against the FE Released Parties by any of the FES Debtors or their creditors, effective as of the Plan Effective Date (the “Plan Release”). The FE Non-Debtor Parties’ obligations specified in the Settlement Agreement that are due on the Plan Effective Date (including making certain cash payments described above) are conditioned upon the issuance of a final order approving such FES Plan and Plan Release. Failure to meet such conditions will entitle the FE Non-Debtor Parties to terminate the Settlement Agreement and be reimbursed for certain costs specified in the Settlement Agreement. Upon the occurrence of such a termination of the Settlement Agreement, the FE Non-Debtor Parties will also be entitled to reimbursement on a superpriority administrative basis for the actual costs of goods and services provided to the FES Debtors under the Settlement Agreement prior to such termination.

In the event that the FE Non-Debtor Parties fail to perform certain fundamental obligations under the Settlement Agreement, the FES Debtors may terminate the Settlement Agreement subject to certain dispute resolution procedures set forth in the Settlement Agreement. Upon any such termination by the FES Debtors, the Party Releases shall be automatically revoked, the FE Non-Debtor Parties will not be entitled to a superpriority administrative claim as discussed above, and the FE Non-Debtor Parties will be entitled to assert claims against the FES Debtors that would have otherwise been waived under the Settlement Agreement.

In the event that either (i) the Plan Effective Date does not occur by June 30, 2020 or (ii) the FES Debtors’ Chapter 11 cases convert to cases under Chapter 7 of the Bankruptcy Code, the FE Non-Debtor Parties may complete all remaining performance (except to the extent any performance is tendered by the FE Non-Debtor Parties but not accepted by the FES Debtors or any successor to the FES Debtors, in which case the FE Non-Debtor Parties’ applicable obligations not accepted will be deemed satisfied) pursuant to the Settlement Agreement and, upon doing so, will be entitled in return to performance due by the other parties under the Settlement Agreement, including the Party Releases. For clarification, under such circumstances, if the Company elects to tender performance, the Company will be required to perform all obligations under the Settlement Agreement, including the payment of cash and the those related to the New FE Notes (including the issuance thereof), and, for the purposes of the Settlement Agreement, the Plan Effective Date will be deemed to have occurred.

Certain Employee-Related Items
The FE Non-Debtor Parties agreed to certain employee-related arrangements with respect to the FES Debtors, including the continued payment by the Company of pension, retention and severance program, employee deferred compensation, long-term incentive plan, group life insurance, vacation and retiree medical obligations. The FES Debtors agreed to cease participation in certain healthcare plans, welfare plans and miscellaneous employee benefit programs of the FE Non-Debtor Parties on the Plan Effective Date.
In addition to the foregoing, the Settlement Agreement contains customary covenants, representations, warranties, conditions, including approval by the Bankruptcy Court of the FES Plans, and termination rights.
The Settlement Agreement, which remains subject to approval of the Bankruptcy Court and satisfaction of the conditions set forth therein, would resolve all outstanding disputes with respect to the claims and causes of action among the FE Non-Debtor Parties, on the one hand and the FES Debtors, the FES Creditor Groups, and the Unsecured Creditors Committee, on the other hand. There can be no assurance that the Settlement Agreement will be approved by the Bankruptcy Court and, even if approved, whether the conditions to the settlement will be satisfied.
The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
10.1
Settlement Agreement, dated as of August 26, 2018, by and among the Debtors, the FE Non-Debtor Parties, the Ad Hoc Noteholders Group, the Bruce Mansfield Certificateholders Group and the Committee (in each case, as defined therein)

Forward-Looking Statements: This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of the Company as such relate to the entities previously consolidated into FirstEnergy, including FES, its subsidiaries and FENOC, which have filed for bankruptcy protection; the potential for litigation and payment demands against the Company by FES, FENOC or their creditors, and the ability to successfully obtain approvals from the Bankruptcy Court and others necessary for the comprehensive settlement as agreed to in the Settlement Agreement; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs through FE Tomorrow, FirstEnergy’s initiative launched in late 2016 to identify its optimal organization structure and properly align corporate costs and systems to efficiently support a fully regulated company going forward, and other initiatives, and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals and Cross-State Air Pollution Rule programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of the Company and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on the Company’s common stock, and thereby on the Company’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by the Company’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, which risk factors supersede and replace the risk factors contained in the Annual Report on Form 10-K and previous Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2018

FIRSTENERGY CORP.
Registrant

By:	/s/ Jason S. Petrik
Jason S. Petrik Assistant Controller